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EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS
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                                              Standard        Moody's
                                              & Poor's      Investors
                                           Corporation        Service      Fitch, Inc.
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
At March 31, 2002
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Household Finance Corporation
     Senior debt                                     A             A2                A
     Senior subordinated debt                       A-             A3               A-
     Commercial paper                              A-1            P-1              F-1

Household Bank (Nevada) N.A.
     Senior debt                                     A             A2                A
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